Exhibit 3.33

1

ARTICLES OF INCORPORATION

OF

DUGAN TRUCK LINE, INC.

We, the undersigned, incorporators, hereby associate ourselves together to form and establish a corporation for profit under the laws of the State of Kansas.

FIRST: The name of this corporation is Dugan Truck Line, Inc.

SECOND: The location of this corporation’s principal place of business is Colwich, Sedgwick County, Kansas.

THIRD: The location of its registered office in the State of Kansas is 1400 Wichita Plaza Building, Wichita, Sedgwick County, Kansas.

FOURTH: The name and address of its resident agent in the State of Kansas is Paul V. Dugan, 1400 Wichita Plaza Building, Wichita, Sedgwick County, Kansas.

FIFTH: This corporation is organized for profit and the nature of its business is:

(a) To operate as a common carrier for the transportation of property.

(b) To take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease and otherwise dispose of, all interstate license to operate as a common carrier issued by the Interstate Commerce Commission and certificates of convenience in necessity to operate as a common carrier issued by the Kansas Corporation Commission.

(c) to enter into, make, perform and carry out contracts of every kind for any purpose without limit as to municipality, county, state, or any other municipal or governmental subdivision, the United States or any foreign government.

(d) To take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease (either as lessor or lessee) and otherwise dispose of, and to invest, trade, deal in and deal with goods, supplies, wares, merchandise, and all other personal property of every class and description.

(e) To purchase, acquire, own, hold, use, lease (either as lessor or lessee), grant, sell, exchange, subdivide, mortgage, convey in trust, manage, improve, construct, operate and generally deal in and with any and all real estate, improved or unimproved, stores, office buildings, manufacturing plants, and other buildings, and any and all other property of every kind of description, real, personal and mixed, and wheresoever located, whether within or without the State of Kansas.

(f) To acquire by purchase or otherwise, the good will, business, property rights, franchises and assets of any person, firm, association or corporation; to acquire any property or business as a going concern, or otherwise, by acquisition of all or any part of the assets thereof, or in any other manners, and to pay for the same in cash, assumption of liabilities, shares of stock, bonds or other evidence of indebtedness of this corporation or otherwise; to hold, maintain, operate, sell, liquidate, or in any other manner dispose of the whole or any part of the good will, business, rights and property so acquired; and to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all powers which are necessary or convenient in the management and operation of such business.

(g) To become a partner (either general or limited) (or both), and to enter into agreements of partnership with one or more other persons or corporations, for the purpose of carrying on any business which this corporation may deem proper or convenient in connection with any of the purposes herein set forth or otherwise, or which may be calculated directly or indirectly to promote the interest of this corporation, or to enhance the value of its properties or business.

(h) To engage in the transportation of any mixed or personal property purchased, owned, leased, held, controlled, dealt in, sold or otherwise handled in the conduct of any of its business, all on its own behalf or on behalf of others, in its name or in the name of others, for gain or for hire, and to acquire, own, operate, let, lease and dispose of any conveyances, facilities and real or personal property which it may deem proper in relation thereto and to charge, receive and collect compensation for such transportation, services and facilities as it may provide.

(i) From time to time to apply for, purchase, acquire by assignment, transfer or otherwise, exercise, carry out, and enjoy any benefit, right, privilege, prerogative or power conferred by, acquired under, or granted by any statute, ordinance, order, license, power, authority, franchise, commission, right or privilege which any government or authority or governmental agency or corporation, or other public body, may be empowered to enact, make or grant; to pay for, aid in any contribute toward carrying the same into effect, and to appropriate any of this corporation’s shares, bonds and/or assets to defray the costs, charges and expenses thereof.

(j) To enter into any lease or other instrument in writing for itself or for others, for the use of any real, mixed or personal property which it may deem proper and incidental to the operation or conduct of any of its businesses.

(k) To lend or borrow money with or without security, and for such length of time as it may deem proper; to give or take any note or other written evidence of indebtedness for money so loaned or borrowed, the same to mature in such time and in such manner and to bear such interest as it may deem proper; and to secure any money so borrowed or owing by it by executing and delivering any mortgages or liens upon its real and/or personal property.

(1) To issue bonds, notes, debentures or other obligations from time to time for any of the objects or purposes of this corporation, and to secure the same by mortgage, deed of trust, pledge or otherwise acquire its own bonds, debentures, or other evidence of indebtedness, or obligations, to purchase, hold, sell and transfer the shares of its own capital stock to the extent and in the manner provided by the laws of the State of Kansas as the same are now enforced, or may be hereafter amended.

(m) To charge, receive and collect any fees, commissions, or other compensation for any services it may perform for and on behalf of any person, firm or corporation whatsoever.

(n) To carry on any business whatsoever either as principal or agent, or both, or as a partnership, which this corporation may deem proper or convenient in connection with any of the foregoing purposes, or otherwise, or which may be calculated directly or indirectly to promote the interests of this corporation, or to enhance the value of its property or business;

to conduct its business in this state and other states, in the District of Columbia, and the territories and colonies of the United States, and in foreign countries.

(o) To do and perform any and all acts or things which may be necessary or required by the laws of any other state to qualify to do business in such state as a foreign corporation.

(p) To have and to exercise all the powers conferred by the laws of Kansas upon corporations formed under the laws pursuant to, and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended.

(q) To offer and issue stock of this corporation pursuant to a plan to be adopted and carried out in such time and manner as to qualify such stock as “Section 1244 stock”, as defined in Section 202 of the Small Business Tax Revision Act of 1958, amending Internal Revenue Code of 1954.

SIXTH: No agreement or other transaction between this corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors of, such other corporation; any director individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any agreement or transaction with this corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation; and any director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation which shall authorize such agreement or transaction.

SEVENTH: This corporation is authorized to issue only one class of stock.

The amount of capital stock of this corporation shall be $50,000.00 consisting of 500 shares of common stock with a par value of $100.00 per share.

All stock shall be issued to such persons at such time, in such manner, and for such price or prices as the Board of Directors may determine.

In furtherance and not in limitation of the general powers conferred by the laws of the State of Kansas:

(1) The Board of Directors shall have the power to adopt, amend, alter or repeal all By-Laws of the corporation.

(2) Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them, secured or unsecured, or between this corporation and its stockholders, or any class of them, any court, state or federal, of competent jurisdiction within the State of Kansas may on the application in a summary way of this corporation, or of any creditor, secured or unsecured, or stockholders thereof, or in the application of trustees in dissolution, or on the application of any receiver or receivers appointed for this corporation by any court, state or federal, of competent jurisdiction order a meeting of the creditors or class of creditors, secured or unsecured, or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH: The amount of capital with which this corporation will commence business is $1,000.00.

NINTH: The names and places of residence of each of the incorporators are:

1.	John E. Dugan

Viola, Kansas

2.	Marilyn K. Dugan

Viola, Kansas

3.	Paul V. Dugan

730 Chipper Lane

Wichita, Kansas

TENTH: The term for which this corporation is to exist is 100 years.

ELEVENTH: The number of directors shall be three; provided that the stockholders may, from time to time, by majority vote at any regular or special meeting, fix the number of directors at any number from three to seven.

IN WITNESS WHEREOF, we have hereunto subscribed our names this 26th day of November, 1968.

/s/ John E. Dugan
JOHN E. DUGAN
“Incorporators”

/s/ Marilyn K. Dugan
MARILYN K. DUGAN

/s/ Paul V. Dugan
PAUL V. DUGAN

STATE OF KANSAS	)
	)	SS:
SEDGWICK COUNTY	)

BE IT REMEMBERED, that on this 26th day of November, 1968, before me, the undersigned, a Notary Public in and for said County and State came John E. Dugan, Marilyn K. Dugan, and Paul V. Dugan, to me personally known to be the same persons who executed the within instrument of writing, and duly acknowledged the execution of the same.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

/s/ Janice L. Becker
Janice L. Becker, Notary Public

My Commission expires:

March 21, 1972

Topeka, Kansas	December 10, 1968
Date

OFFICE OF SECRETARY OF STATE

RECEIVED OF                     DUGAN TRUCK LINE, INC.

and deposited in the State Treasury, fees on these Articles of Incorporation as follows:

Application Fee	$		.

Filing and Recording Fee		$2.50

Capitalization Fee		$50.00	.

/s/ [Illegible]
Secretary of State

By	/s/ [Illegible]
Assistant Secretary of State

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CHANGE OF RESIDENT AGENT’S ADDRESS

State of Kansas	)	ss.
County of Sedgwick	)

Paul V. Dugan, of lawful age, being duly sworn deposes and states that he is resident agent for the following corporations, to wit:

Toon Investment, Inc.
Littell, Inc.
Cornejo & Sons Wrecking & Trucking, Inc.
C - S Council Home, Inc.
Strunk Enterprises, Inc.
Dugan Truck Line, Inc.
Flemming Investment, Inc.
Winters Truck Line, Inc.
Triple R. Leasing, Inc.
Lubbers Auto Supply, Inc.
The Living Room, Inc.
Hunzeker Trucking, Inc.
Golden Plain Express, Inc.
The Double D Leasing, Inc.
West Douglas Professional Building, Inc.
Thunderbird Club, Inc.
Alsco, Inc.
Price Truck Line, Inc.
Y’et Yet? Food Houses, Inc.
Screw Machine Products, Inc.
Dugan Investment, Inc.
Phoenix Supply, Inc.
Descon, Inc.
Jayhawk Truck Lines, Inc.

That said resident agent’s address was on the eighth day of December, 1972, changed from:

1400 Vickers, KSB&T Building

Wichita, Kansas 67202

to:

2707 West Douglas

Wichita, Kansas 67213.

Further affiant saith not.

/s/ Paul V. Dugan
Paul V. Dugan

Subscribed and sworn to before me, a Notary Public, in and for said County and State, on this 8th day of December, 1972, by Paul V. Dugan, who is personally known to me to be the same person who executed the foregoing instrument and he duly acknowledged the execution of same.

/s/ Peggy L. Wilson
Peggy L. Wilson, Notary Public

  My commission expires:

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MERGER OF THE DOUBLE D LEASING, INC.

            INTO DUGAN TRUCK LINE, INC.

AGREEMENT AND PLAN OF MERGER dated as of June 1, 1977, between THE DOUBLE D LEASING, INC., a Kansas corporation, hereinafter called “Double D”, and DUGAN TRUCK LINE, INC., a Kansas corporation, hereinafter called “Dugan Truck”.

WHEREAS, the Board of Directors, and all the shareholders, of both Double D and Dugan Truck deem it advisable for the general welfare of their respective corporations, including the consolidation of accounting and management functions with expected resulting efficiency increase and cost decrease, that said corporations merge into a single corporation pursuant to this Agreement and the applicable laws of Kansas, and both Double D and Dugan Truck desire to adopt this Agreement as a Plan of Reorganization and to consummate the merger in accordance with the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1954;

NOW THEREFORE, for good and valuable consideration, the contractual sufficiency of which is acknowledged by the parties hereto, Double D and Dugan Truck hereby agree as follows:

1. Double D shall be, and is hereby, merged with and into Dugan Truck as the surviving corporation in accordance with the applicable laws of Kansas, that the name of the surviving corporation shall continue to be Dugan Truck Line, Inc.

2. The corporate name of Dugan Truck, the surviving corporation, and its identity, existence, purposes, powers, objects, franchises, rights, and immunities shall be uneffected and unimpaired by the merger. On the effective date of the merger, the separate existence and corporate organization of Double D, except insofar as it may be continued by statute, shall cease.

3. On the effective date of the merger, all of the estate, property, rights, privileges, powers, franchises and interests of each of the corporate parties hereto, and all of their property, real, personal and mixed, and all the debts due on whatever account of either of them, shall be vested in Dugan Truck as the surviving corporation, without further act or deed; and all claims, demands, properties, and every other interest shall be as effectually the property of Dugan Truck as the surviving corporation as they were of the two corporations hereto,

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and the title to all real estate vested in either Double D or Dugan Truck shall not be deemed to revert or to be in any way impaired by reason of the merger, but shall be vested in Dugan Truck as the surviving corporation. Dugan Truck shall thenceforth be responsible and liable for all of the liabilities and obligations of both Double D and Dugan Truck, and any claim or judgment against either Double D or Dugan Truck may be enforced against Dugan Truck as the surviving corporation. To the extent permitted by law, from time to time, as and when requested by Dugan Truck or by its successors or assigns, Double D shall execute and deliver, or cause to be executed and delivered, all such deeds and instruments, and to take, or cause to be taken, such further action as Dugan Truck may deem necessary or desirable, in order to vest in and confirm to Dugan Truck title to, and possession of, any property of Dugan Truck acquired by reason of, or as a result of, the merger herein provided for, and otherwise to carry out the intent and purposes hereof; and the proper officers and directors of Double D, and the proper officers and directors of Dugan Truck, are fully authorized, in the name of Double D or otherwise, to take any and all such action.

4. This Agreement and Plan of Merger was duly adopted and unanimously approved by the Boards of Directors and Stockholders of Double D and Dugan Truck respectively, in a special meeting dated June 1, 1977, in the manner required by the Bylaws of said corporations and the laws of Kansas.

5. The manner and basis of exchanging and converting the issued stock of Double D is as follows: There is currently issued and outstanding 100 shares of common stock of Double D which represents all the outstanding stock of Double D of whatever kind or nature. Ten (10) shares of issued and outstanding common stock of Double D shall be converted into one share of common stock ($100 per share par value) of Dugan Truck. Upon the surrender of certificates representing shares of general stock by holders thereof, certificates for a number of Dugan Truck shares, determined in accordance with a formula herein, shall be issued in exchange by Dugan Truck. Shares of Dugan Truck stock outstanding at the date of this merger shall not be converted or exchanged, but shall remain outstanding as shares of common stock of the surviving corporation.

6. This Agreement shall be governed by and construed and enforced in accordance with the laws of Kansas. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Invalidation of any of the provisions herein contained by law, judgment, or court order shall in nowise affect any of the other provisions which shall remain in full force and effect.

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7. The Plan of Merger is as follows:

7.1 The Articles of Incorporation of Dugan Truck, as in effect on the effective date of the Merger, shall continue in full force and effect as the Articles of Incorporation of Dugan Truck and shall not be changed or amended by the Merger.

7.2 Dugan Truck reserves the right and power, after the effective date of the Merger, to alter, amend, change or repeal any of the provisions contained in its Articles of Incorporation in the manner now or hereafter prescribed by statute.

7.3 The Bylaws of Dugan Truck, as such Bylaws exist on the effective date of the Merger, shall remain and be the Bylaws of Dugan Truck until altered, amended or repealed, or until new Bylaws shall be adopted in accordance with the provisions thereof, the Articles of Incorporation, or in the manner permitted by the applicable provisions of law.

7.4 The Directors of Dugan Truck as of the effective date of the Merger shall continue in office until the next Annual Meeting of the Stockholders of Dugan Truck. The number of Directors of Dugan Truck shall continue to be three and shall be the following persons: John E. Dugan, Marilyn K. Dugan, and Paul V. Dugan.

The following officers of Dugan Truck immediately prior to the effective date of the Merger shall continue in office after the effective date of the Merger and until the next Annual Meeting of the Board of Directors of Dugan Truck:

John E. Dugan	President
Paul V. Dugan	Secretary
Marilyn K. Dugan	Treasurer

7.5 Every ten (10) shares of issued and outstanding common stock of Double D shall be converted into one share of common stock of Dugan Truck. Upon the surrender of certificates representing shares of Double D stock by holders thereof, certificates for a number of Dugan Truck stock, pursuant to the formula herein, shall be issued in exchange by Dugan Truck. Shares of Dugan Truck common stock outstanding at the date of this Merger shall not be converted or exchanged, but shall remain outstanding as shares of common stock of the surviving corporation.

7.6 On the effective date of the Merger, the separate existence of Double D shall cease (except to the extent continued by statute),

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and all of its property, rights, privileges, and franchises, of whatsoever nature and description, shall be transferred to, vest in, and devolve upon the surviving corporation, without further act or deed. Confirmatory deeds, assignment or other like instruments, when deemed desirable by Dugan Truck to evidence such transfer, vesting or devolution of any property, right, privilege or franchise, shall at any time, or from time to time, be made and delivered in the name of Double D by the last acting officers thereof, or by the corresponding officers of the surviving corporation.

7.7 The effective date of the Merger shall be the close of business on June 30, 1977., for tax and accounting purposes only.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

THE DOUBLE D LEASING, INC.

	By	/s/ John E. Dugan
President

ATTEST:

/s/ Paul V. Dugan
Secretary

DUGAN TRUCK LINE, INC.

	By	/s/ John E. Dugan
President

ATTEST:

/s/ Paul V. Dugan
Secretary

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CERTIFICATE OF SECRETARY OF

THE DOUBLE D LEASING, INC.

I, PAUL V. DUGAN, of Wichita, Sedgwick County, Kansas, hereby certify that I am the Secretary of THE DOUBLE D LEASING, INC., a Kansas corporation, having a principal office at Wichita, Kansas; that at the special meeting of the shareholders of the capital stock of that corporation, called for the purpose of considering the foregoing Agreement and Plan of Merger, held at the principal office thereof on the 1st day of June, 1977, at which meeting all of the voting power of the corporation was present in person or represented by proxy, the foregoing Agreement and Plan of Merger was adopted by a unanimous vote of shareholders. I further certify that such meeting was duly and legally called in accordance with the provisions of the laws of Kansas.

DATED June 1, 1977.

/s/ Paul V. Dugan
PAUL V. DUGAN, Secretary

STATE OF KANSAS, SEDGWICK COUNTY, ss:

BE IT REMEMBERED, that on this 1st day of June, 1977, before me, the undersigned, a Notary Public in and for the said county and state, came PAUL V. DUGAN, known to me to be the Secretary of THE DOUBLE D LEASING, INC., who is personally known to me to be the same person who executed the foregoing instrument of writing, and such person duly acknowledged the execution of the same for and on behalf of and as the act and deed of the said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my material seal the day and year last above written.

/s/ Erma W. Hallum
Notary Public

My Commission Expires April 30, 1979

6

STATE OF KANSAS, SEDGWICK COUNTY, ss:

BE IT REMEMBERED, that on this 1st day of June, 1977, before me, the undersigned, a Notary Public in and for the said county and state, came JOHN E. DUGAN, known to me to be the President of THE DOUBLE D LEASING, INC., who is personally known to me to be the same person who executed the foregoing instrument of writing, and such person duly acknowledged the execution of the same for and on behalf of and as the act and deed of the said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my notarial seal the day and year last above written.

/s/ Erma W. Hallum
Notary Public

My Commission Expires April 30, 1979

STATE OF KANSAS, SEDGWICK COUNTY, ss:

BE IT REMEMBERED, that on this 1st day of June, 1977, before me, the undersigned, a Notary Public in and for the said county and state, came JOHN E. DUGAN, known to me to be the President of DUGAN TRUCK LINE, INC., who is personally known to me to be the same person who executed the foregoing instrument of writing, and such person duly acknowledged the execution of the same for and on behalf of and as the act and deed of the said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my notarial seal the day and year last above written.

/s/ Erma W. Hallum
Notary Public

My Commission Expires April 30, 1979

7

CERTIFICATE OF SECRETARY OF

DUGAN TRUCK LINE, INC.

I, PAUL V. DUGAN, of Wichita, Sedgwick County, Kansas, hereby certify that I am the Secretary of DUGAN TRUCK LINE, INC., a Kansas corporation, having a principal office at Wichita, Kansas; that at the special meeting of the shareholders of the capital stock of that corporation, called for the purpose of considering the foregoing Agreement and Plan of Merger, held at the principal office thereof on the 1st day of June, 1977, at which meeting all of the voting power of the corporation was present in person or represented by proxy, the foregoing Agreement and Plan of Merger was adopted by a unanimous vote of shareholders. I further certify that such meeting was duly and legally called in accordance with the provisions of the laws of Kansas.

DATED June 1, 1977.

/s/ Paul V. Dugan
PAUL V. DUGAN, Secretary

STATE OF KANSAS, SEDGWICK COUNTY, ss:

BE IT REMEMBERED, that on this 1st day of June, 1977, before me, the undersigned, a Notary Public in and for the said county and state, came PAUL V. DUGAN, known to me to be the Secretary of DUGAN TRUCK LINE, INC., who is personally known to me to be the same person who executed the foregoing instrument of writing, and such person duly acknowledged the execution of the same for and on behalf of and as the act and deed of the said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my notarial seal the day and year last above written.

/s/ Erma W. Hallum
Notary Public

My Commission Expires April 30, 1979

1

FOR PROFIT

CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

DUGAN TRUCK LINE, INC.

(Name of Corporation)

We,                             JOHN E. DUGAN                                                                                                                      , President and

MARILYN DUGAN , Secretary of
(Secretary or Assistant Secretary)

the above named corporation, a corporation organized and existing under the laws of the State of Kansas, do hereby certify that at a meeting of the Board of Directors of said corporation, the board adopted a resolution setting forth the following amendment to the Articles of Incorporation and declaring its advisability:

SEE ADDENDUM A ATTACHED

We further certify that thereafter, pursuant to said resolution, and in accordance with the by-laws of the corporation and the laws of the State of Kansas, the Board of Directors called a meeting of stockholders for consideration of the proposed amendment, and thereafter, pursuant to notice and in accordance with the statutes of the State of Kansas, the stockholders convened and considered the proposed amendment.

We further certify that at the meeting a majority of the stockholders entitled to vote voted in favor of the proposed amendment.

We further certify that the amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602, as amended.

We further certify that the capital of said corporation will not be reduced under or by reason of said amendment.

In Witness Whereof, we have hereunto set our hands and affixed the seal of said corporation this 19th day of November 1987.

(SEAL)	/s/ John E. Dugan
	JOHN E. DUGAN,	President

/s/ Marilyn Dugan
	MARILYN DUGAN,	Secretary

(over)

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State of Kansas }
County of Sedgwick } ss.

Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared JOHN E. DUGAN, President XXXXXXXXXXXXX and MARILYN DUGAN, Secretary XXXXXXXXXXXXXXXX of the corporation named in this document, who are known to me to be the same persons who executed the foregoing certificate, and duly acknowledged the execution of the same this 19th day of November, 19 87.

[SEAL] ANGELI S. NICKELSON NOTARY PUBLIC STATE OF KANSAS My Appt. Exp. 7-19-91

Angeli S. Nickelson
Angeli S. Nickelson, Notary Public

My appointment or commission expires July 19, 19 91.

PLEASE SUBMIT THIS DOCUMENT IN DUPLICATE, WITH $20 FILING FEE, TO:

Secretary of State
2nd Floor, State Capitol
Topeka, KS 66612-1594
(913) 296-2236

C-03
(286)

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ADDENDUM A

TO

CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

            DUGAN TRUCK LINE, INC.

RESOLVED, that Article Third of the Articles of Incorporation of this corporation be amended by deleting the present Article Third in its entirety and substituting the following Article Third in lieu thereof:

“THIRD: The location of its registered office in the State of Kansas is 10200 W. K-42 Highway, Wichita, Sedgwick County, Kansas 67215.”

FURTHER RESOLVED, that Article Fourth of the Articles of Incorporation be amended by deleting the present Article Fourth in its entirety and substituting the following Article Fourth in lieu thereof:

“FOURTH: The name and address of its resident agent in the State of Kansas is John E. Dugan, 10200 W. K-42 Highway, Wichita, Sedgwick County, Kansas 67215.”

FURTHER RESOLVED, that Article Fifth of the Articles of Incorporation be amended by deleting the present Article Fifth in its entirety and substituting the following Article Fifth in lieu thereof:

“FIFTH: This corporation is organized for profit and the nature of its business is to engage in any lawful act or activity for which corporations may be organized under the Kansas Corporate Code.”

FURTHER RESOLVED, that Article Sixth of the Articles of Incorporation of this corporation be deleted in its entirety.

FURTHER RESOLVED, that Article Seventh of the Articles of Incorporation be amended by deleting the present Article Seventh in its entirety and substituting the following Article Seventh in lieu thereof:

“SEVENTH: This corporation is authorized to issue only one class of stock.

The amount of capital stock of this corporation shall be $2,000,000.00, consisting of Two Million (2,000,000) shares of common stock with a par value of One Dollar ($1.00) per share.”

FURTHER RESOLVED, that Article Eleventh of the Articles of Incorporation of this corporation be amended by deleting the present Article Eleventh in its entirety and substituting the following Article Eleventh in lieu thereof:

“ELEVENTH: The stockholders may, from time to time, by majority vote at any regular or special meeting, fix the number of directors.

FOR PROFIT

8239-6

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF

DUGAN TRUCK LINE, INC. 4 8 0 0 4 8 6
(Name of Corporation)

We, MARK J. DUGAN (President or Vice-President) President, ~~Vice-President~~, and

MARK J. DUGAN (Secretary or Assistant Secretary), Secretary, ~~Assistant Secretary~~, of

DUGAN TRUCK LINE, INC.
(Name of Corporation)

000001 10 7841 12-11-89 62396 053 1 20.00 TOTAL 1 20.00

a corporation organized and existing under the laws of the State of Kansas, and whose registered office is at 1400 Wichita Plaza Building (Paul V. Dugan, resident agent) (Street Address or Rural Route), in the city of

Wichita (City), county of Sedgwick (County), 67212 (Zip Code)

Kansas, do hereby certify that at the Special (Regular or Special) meeting of the Board of Directors of said corporation held on the sixth day of December, 1989, said board adopted a resolution setting forth the following amendments to the Articles of Incorporation and declaring its advisability:

FIRST: The name of this corporation is TNT DUGAN, INC.

THIRD: The location of its registered office in the State of Kansas is 940 N. Tyler, Suite 206; Wichita, Sedgwick County, Kansas 67212.

FOURTH: The name and address of its resident agent in the State of Kansas is Paul V. Dugan; 940 N. Tyler, Suite 206; Wichita, Sedgwick County, Kansas. 67212

We further certify that at said meeting a majority of the stockholders entitled to vote voted in favor of the proposed amendment, and that the votes were all (By Class or Classes) shares in favor of the proposed amendment and no (By Class or Classes) shares against the amendment.

[SEAL]

SECRETARY OF STATE KANSAS

'89 DEC 12 PM 3:10

Mark J. Dugan
MARK J. DUGAN President ~~or Vice-President~~

Mark J. Dugan
MARK J. DUGAN Secretary ~~or Assistant Secretary~~

(OVER)

mB

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State of KANSAS
County of SEDGWICK } ss.

Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared: MARK J. DUGAN, President, ~~Vice-President~~ and MARK J. DUGAN, Secretary, ~~Assistant Secretary~~ of Dugan Truck Line, Inc. (Name of Corporation) a corporation, who are known to me to be the same persons who executed the foregoing Certificate of Amendment to Articles of Incorporation, and duly acknowledged the execution of the same this 6th day of December 1989.

[Seal] B. D. GREY NOTARY PUBLIC STATE OF KANSAS My Appt. Exp. 12-6-93

B. D. Grey
Notary Public

My appointment or commission expires December 6, 19 93.

THIS FORM MUST BE SUBMITTED TO THIS OFFICE IN DUPLICATE.

THE FILING FEE OF $20 MUST ACCOMPANY THIS DOCUMENT.

MAIL THIS DOCUMENT, WITH FEE, TO:
Secretary of State
Capitol, 2nd Floor
Topeka, KS 66612

C-03
(1/81)

82396

CHANGE OF LOCATION OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT

066 00485

We, Granville Wright, Chief Executive Officer and David Schlaegel, Assistant Secretary of TNT Dugan, Inc., a corporation organized and existing under and by virtue of the laws of the state of Kansas, do hereby certify that at a meeting of the board of directors of said corporation the following resolution was duly adopted:

000001 10 0382 10-29-90
CORP. CHANGE
82396 053 1 20.00
TOTAL 20.00

Be it resolved that the Registered Office in the state of Kansas of said corporation be changed to

10200 W. K-42 Highway, Wichita, KS 67215-8733 Sedgwick County
(Street and Number) (Town or City) (County) (State) (Zip Code)

Be it further resolved that the Resident Agent of said corporation in the state of Kansas be changed to

Granville Wright
(Individual or Kansas Corporation)

The Chief Executive Officer, Asst. Secretary are hereby authorized to file and record the same in the manner as required by law.

Granville Wright
Chief Executive Officer

David M Schlaegel
Assistant Secretary

State of KANSAS
County of SEDGWICK } ss.

Before me, a Notary Public, came GRANVILLE WRIGHT Chief Executive Officer and DAVID M. SCHLAEGEL Assistant Secretary of the above-named corporation, who are known to me to be the persons who executed the foregoing certificate in their official capacities and duly acknowledged the execution of the same this 23RD day of OCTOBER, 1990

B.D. Grey
Notary Public

(Seal) B. D. GREY NOTARY PUBLIC STATE OF KANSAS My Appt. Exp.

My commission or appointment expires 12-6, 1993.

PLEASE SUBMIT THIS FORM IN DUPLICATE, WITH $20 FILING FEE, TO:
Secretary of State
2nd F
Topek
(913)

FILED SECRETARY OF STATE
90 OCT 26 PM 1:18

82396 19901026 R66 F485
01812982

C-05
(1/87)

82396 19910517 R79 F75

01812983

0082396

REGISTERED AGENT CERTIFICATION
(Change of Location of Registered Office)

I, Granville Wright do hereby certify that I am the Registered Agent of TNT Dugan, Inc. (hereafter referred to as the "Corporation"), a Corporation duly organized and validly existing under and by virtue of the laws of the State of Kansas, having its principal place of business in the City of Wichita, County of Sedgwick, State of Kansas; and I further certify that the Registered Office in the State of Kansas of said Corporation formally maintained at 10200 W. K-42 Highway, Wichita,* Kansas 67215-8733, has been changed to 2020 West Harry Street, Wichita,*KS 67213. *Sedgwick Co.

#3428
5-16-91

20.00
20.00

IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of May, 1991.

Granville Wright
TNT Dugan, Inc.
2020 West Harry Street
Wichita, KS 67213

State of Kansas)
)SS
County of Sedgwick)

Sworn and subcribed to before me this 13TH day of MAY, 1991.

B. D. GREY
NOTARY PUBLIC
STATE OF KANSAS
My Appt. Exp. ________

Seal

B.D. Grey
Notary Public

My commission or appointment expires 12-6, 1993

'91 MAY 17 PM 2:44
FILED
SECRETARY OF STATE
KANSAS

8-239-6

Secretary of State/Corporations Division

Change of Registered Office or Agent

Form RO

We, Granville W. Wright, President or Vice President and B. Carlton Bailey, Jr., Secretary or Assistant Secretary of TNT DUGAN, INC. 142 00 73 a corporation organized and existing under and by virtue of the laws of the state of Kansas, do hereby certify that at a meeting of the board of directors of said corporation the following resolution was duly adopted:

Do not write in this space.

000001 10 0322 06-21-94
CORP. CHANGE
82396 53 : 1 20.00
10 TRANS. TOTAL 1 20.00

Be it resolved that the Registered Office in the state of Kansas of said corporation be changed to:

c/o THE CORPORATION COMPANY, INC., 515 So. Kansas Ave., Topeka, Shawnee, Kansas 66603

Street and Number | Town or City | County | State | Zip Code

Be it further resolved that the Resident Agent of said corporation in the state of Kansas be changed to:

THE CORPORATION COMPANY, INC.

Individual or Kansas Corporation

The President and Secretary are hereby authorized to file and record the same in the manner as required by law.

Granville W. Wright
President

B Carlton Bailey Jr
Secretary

'94 JUN 20 PM 1:22
FILED
SECRETARY OF STATE
KANSAS

State of Illinois
County of Cook } ss.

Before me, a Notary Public, came Granville W. Wright President, Vice President and B. Carlton Bailey, Jr. Secretary, Assistant Secretary of the above-named corporation, who are known to me to be the persons who executed the foregoing certificate in their official capacities and duly acknowledged the execution of the same this 1st day of May, 1994.

"OFFICIAL SEAL"
SUZANNE MARIE ZEILSTRA
Notary Public, State of Illinois
My Commission Expires 1-28-95

(Seal)

Suzanne Marie Zeilstra
Notary Public

My commission or appointment expires January 28, 1995.

82396 19940620 R142 F 473

01890435

...it this form in duplicate, with $20 filing fee, to:
...Floor, State Capitol, Topeka, KS 66612-1594, (913) 296-4564

FOR PROFIT

8-2347-1

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF

TNT Dugan, Inc. 1 3 1 7 0 1 6 0
(Name of Corporation)

We, Charles V. Eggleton, President, Vice-President, and
(President or Vice-President)
David M. Schlaegel, Secretary, Assistant Secretary, of
(Secretary or Assistant Secretary)

TNT Dugan, Inc.
(Name of Corporation)

a corporation organized and existing under the laws of the State of Kansas, and whose registered office is at
c/o The Corporation Company, Inc., 515 South Kansas Avenue in the city of
(Street Address or Rural Route)
Topeka, county of Shawnee, 66603,
(City) (County) (Zip Code)

Kansas, do hereby certify that at the Special meeting of the
(Regular or Special)
Board of Directors of said corporation held on the 12th day of
February, 19 96, said board adopted a resolution setting forth the following amendment to the Articles of Incorporation and declaring its advisability:

RESOLVED, that Article First of the Articles of Incorporation of the Company be amended as follows:

ARTICLE FIRST: The name of the corporation is "USF Dugan Inc."

'96 FEB 19 PM 2 02
SECRETARY OF STATE
KANSAS

We further certify that at said meeting a majority of the stockholders entitled to vote voted in favor of the proposed amendment, and that the votes were 1,000,000 shares in favor of the proposed amendment and 0 shares against the amendment.
(By Class or Classes)

IN WITNESS WHEREOF we have hereunto set our hands and affixed the seal of said corporation this 13th day of February 19 96

[signature]
President or Vice-President

[signature]
Secretary or Assistant Secretary

(OVER)

KANSAS 2382 7/5/88

State of KANSAS

County of SEDGWICK

Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared CHARLES V. EGGLETON, President, Vice-President and DAVID M. SCHLAEGEL, Secretary, Assistant Secretary of TNT DUGAN, INC (Name of Corporation), a corporation, who are known to me to be the same persons who executed the foregoing Certificate of Amendment to Articles of Incorporation, and duly acknowledged the execution of the same this 14th day of FEBRUARY, 1996.

[SEAL] B. D. GREY NOTARY PUBLIC STATE OF KANSAS My Appt. Exp.

B.D. Grey

Notary Public

My appointment or commission expires 12-6, 1997

THIS FORM MUST BE SUBMITTED TO THIS OFFICE IN DUPLICATE.

THE FILING FEE OF $20 MUST ACCOMPANY THIS DOCUMENT.

MAIL THIS DOCUMENT, WITH FEE, TO:

Secretary of State
Capitol, 2nd Floor
Topeka, KS 66612

1

FILE No.676 08/14 '01 12:57 ID:WHITE GOSS FAX:816 753 9201 PAGE 3/ 8

082396

Office of the Secretary of State/Corporation Division
CERTIFICATE OF REINSTATEMENT

We Walter Ainsworth, President or Vice President, and Gary Pruden, Secretary or Assistant Secretary, being the last acting President or Vice President and Secretary or Assistant Secretary of USF DUGAN, INC., file in behalf of said corporation this Certificate for Reinstatement, Renewal, Revival, Restoration and Extension of its corporate existence or authority to engage in business in the State of Kansas and certify the following:

(A) Correct name of the corporation is: USF DUGAN, INC.

(B) Location of the corporate registered office in the State of Kansas is: 515 South Kansas Avenue, Topeka, Kansas 66603 and the name of the resident agent in charge thereof at such address is The Corporation Company, Inc.

(C) Corporation was duly organized under the laws of the State of Kansas.

(D) Corporate existence or authority to engage in business in the State of Kansas: (Select One)

__x__ Has been forfeited for failure to timely file annual report and pay its annual fee.
_____ Has expired or will expire, by reason of time, on the ___ day of _______, ____ and said corporate existence or authority to engage in business is hereby extended ________
_____ Has forfeited for failure to designate a resident agent and registered office.

This certificate is filed by authority of duly elected directors or members of the governing body of the corporation in compliance with the provisions of the Kansas Corporation Code.

08-24-2001	08:42:00
053	$20.00
3093	01
0082396	RP

00158649

[In witness whereof, we hav]e hereunto set our hands this 17th day of August, 2001.

FILED
'01 AUG 24 AM 8 05
SECRETARY OF STATE
KANSAS

[signature]
President or Vice President

[signature]
Secretary or Assistant Secretary

State of Kansas)
) ss
County of Sedgwick)

The foregoing instrument was acknowledged before me this 17th day of August, 2001.

[signature: Cheryl A. May]
Notary Public

My Appointment or Commission Expires: 3/26/05

(Seal) CHERYL A. MAY
NOTARY PUBLIC
STATE OF KANSAS
My Appt. Exp. 3/26/05

(30613 Fel1238; 20900.)

Received Time Aug 14 11:55AM

0082396

Contact Information
Kansas Secretary of State
Ron Thornburgh
Memorial Hall, 1st Floor
120 S.W. 10th Avenue
Topeka, KS 66612-1594
(785) 296-4564
kssos@kssos.org
www.kssos.org

KANSAS SECRETARY OF STATE
Corporation Certificate of Reinstatement

RR
53-08

All information must be completed or this document will not be accepted for filing.

10-21-2004 08:12:00
053 $35.00
3023 01
0082396 RP

00998523

1. The name of the corporation as it existed when the corporation forfeited:

USF DUGAN INC.

2. Address of registered office in Kansas:
Address must be a street address. A post office box is unacceptable.

515 S KANSAS AVE
Street address

TOPEKA | Kansas | 66603-3415
City | State | Zip

Name of resident agent at the registered office: The Corporation Company, Inc.

3. The corporation was organized in the state of: Kansas

4. The corporate existence or authority to engage in business in the state of Kansas: **(select one)**

- [x] Has been forfeited for failure to timely file its annual report and pay its franchise tax.
- [ ] Has expired or will expire on the ____ (Day) of ____ (Month), ____ (Year).
  Is this reinstatement perpetual? Yes [ ] No [ ]
  If no, the term for which this corporation is to exist ____.
- [ ] Has been forfeited for failure to designate or maintain a resident agent and registered office.

2004 OCT 20 PM 4:17
FILED
SECRETARY OF STATE

This certificate is filed by the authority of duly elected directors or members of the governing body of the corporation in compliance with the provisions of K.S.A. 17-7002.

I/We (circle one) declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct.

Executed on the 30th (Day) of September (Month), 2004 (Year).

[signature]
President or vice president and Attest: ____ Secretary or assistant secretary

Instructions
1. Submit this form in duplicate with the **$35 filing fee**.
2. A **$85 penalty fee** must be submitted for for-profit corporatior report or pay the franchise tax.
3. All past due annual reports must be filed prior to reinstatemer
4. All past due franchise taxes must be paid prior to reinstatemer

Notice: There is a $25 service fee for all returned checks.

10-21-2004 08:12:00
054 $85.00
3023 02
0082396

Rev. 04/11/03

I hereby certify this to be a true and correct copy of the original on file.
Certified on this date: 04/02/2008
Ron Thornburgh, Secretary of State